
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Fund 1
Financial Statements for the year ended December 31, 1995 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               DEC-31-1995
<CASH>                                          11,153
<SECURITIES>                                         0
<RECEIVABLES>                                    5,072
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               157,495
<PP&E>                                       4,876,147<F1>
<DEPRECIATION>                             (2,582,540)<F2>
<TOTAL-ASSETS>                               2,467,327
<CURRENT-LIABILITIES>                          867,601
<BONDS>                                      3,488,394<F3>
<COMMON>                                   (1,888,668)<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                 2,467,327
<SALES>                                              0
<TOTAL-REVENUES>                             1,056,448<F5>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               838,566<F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             371,532
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 (153,650)
<EPS-PRIMARY>                                        0<F7>
<EPS-DILUTED>                                        0<F7>

<F1>Includes multi-family complex of $4,729,522 and deferred expenses of $146,625.
<F2>Includes depreciation of $2,549,375 and amortization of defined expenses of
$33,165.
<F3>Represents mortgage note payable of $2,231,009 and notes to an affiliated party of $1,257,385.
<F4>Deficit of General Partners ($285,408) and Limited Partners ($603,260).
<F5>Includes all revenue of the Partnership.
<F6>Includes operating expenses $522,227, real estate tax expense of $127,913 and depreciation and amortization expense of $188,426.
<F7>Net loss allocated ($140,528) to the General Partners ($13,122) to the
Investor Limited Partners.  Average net loss is ($3.28) per Unit of Investor
Limited Partner interest for 4,000 Units outstanding.

